UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     April 29, 2005 (April 27, 2005)

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                  002-26821            61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

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Item  7.01.  Regulation FD Disclosure

On April 27, 2005, Brown-Forman Corporation issued a press release confirming that it has joined a consortium led by Constellation Brands to consider a potential bid to acquire Allied Domecq. Other members of the consortium are Lion Capital (formerly Hicks Muse Europe) and Blackstone. There can be assurances that an offer will be made by the consortium or that a transaction will result from this preliminary approach.

This report contains statements that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, words such as "will" and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman's historical experience or our present expectations or projections.


Item 9.01.  Financial Statements and Exhibits

 (a) Not applicable.
 (b) Not applicable.
 (c) Exhibits
     99.1  Press Release, dated April 27, 2005


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   April 29, 2005                     By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President and
                                                Assistant Corporate Secretary

                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN JOINS CONSTELLATION IN PRELIMINARY APPROACH TO ALLIED DOMECQ

Louisville, KY, April 27, 2005 -- Brown-Forman Corporation confirmed today that it has joined a consortium led by Constellation Brands to consider a potential bid to acquire Allied Domecq. Other members of the consortium are Lion Capital (formerly Hicks Muse Europe) and Blackstone.

Brown-Forman said there can be no assurances that an offer will be made by the consortium or that a transaction will result from this preliminary approach.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Canadian Mist, Fetzer and Bolla Wines, Korbel California Champagnes, Lenox, Dansk, and Gorham tableware and giftware and Hartmann Luggage.